Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan,
(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus;
(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;
(7)	Registration Statement (Form S-3 No. 333-166167) and related Prospectus;
(8)	Registration Statement (Form S-3 No. 333-184367) and related Prospectus; and
(9)	Registration Statement (Form S-3 No. 333-192824) and related Prospectus;

of our report dated May 30, 2014, with respect to the financial statements of Tejon Mountain Village, LLC included in this Current Report (Form 8-K/A), of Tejon Ranch Co., filed with the Securities and Exchange Commission on September 25, 2014.

/s/ Ernst & Young LLP

Los Angeles, California

September 25, 2014